Exhibit T3 A-1


                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                                 WARNACO INC.

                          __________________________

                    Pursuant to Sections 245 and 242 of the

               General Corporation Law of the State of Delaware
                          __________________________


                  WARNACO INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby adopts the following Restated Certificate of Incorporation pursuant to Sections 245 and 242 of said General Corporation Law:

                  1. The name of the Corporation is Warnaco Inc.

                  2. The Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware on October 22, 1969.

                  3. A Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 24, 1986.

                  4. This Restated Certificate of Incorporation was duly adopted by unanimous written consent of the Board of Directors of the Corporation at a meeting held on November 14, 1991, and by written consent of the sole stockholder of the Corporation dated November 14, 1991 in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

                  5. This Restated Certificate of Incorporation supersedes the original Certificate of Incorporation as heretofore amended and restated.

                  6. The Certificate of Incorporation as heretofore amended is hereby amended and restated in its entirety as follows:

                  FIRST: The name of this Corporation is:
                                 Warnaco Inc.

                  SECOND: The address of its registered office in the State of Delaware is 32 Loockerman Square Suite L-100 in the City of Dover, County of Kent. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                  FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is one hundred thousand (100,000) shares, all of which are Common Stock with a par value of $1.00.

                  FIFTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-laws of the Corporation.

                  SIXTH: A director of the Corporation shall not in the absence of fraud be disqualified by his office from dealing or contracting with the Corporation either as vendor, purchaser or otherwise, nor in the absence of fraud shall a director of the Corporation be liable to account to the Corporation for any profit realized by him from or through any transaction or contract of the Corporation by reason of the fact that he, or any firm of which he is member or any Corporation of which he is an officer, director or stockholder, was interested in such transaction or contract if such transaction or contract has been authorized, approved or ratified in the manner provided in the GCL for authorization, approval or ratification of transactions or contracts between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest.

                  SEVENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provision of Section 291 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the GCL order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangements, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                  EIGHTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-laws of the Corporation. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 1992 annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the 1993 annual meeting of stockholders and the term of the initial Class III directors shall terminate on the date of the 1994 annual meeting of stockholders. At each annual meeting of stockholders beginning in 1992, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, howsoever resulting, may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been selected.

                  NINTH: Election of directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

                  TENTH: No director of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article TENTH shall not adversely affect any right or protection of a director of this Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

                  ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                  IN WITNESS WHEREOF, WARNACO INC. has caused this Restated Certificate of Incorporation to be executed, signed and acknowledged by Dariush Ashrafi, its Senior Vice President and Chief Financial Officer, who states under penalty of perjury that the facts stated herein are true, and to be attested by Stanley P. Silverstein, its Secretary this 14th day of November, 1991.

                           ______________________
                           Dariush Ashrafi
                           Senior Vice President and
                           Chief Financial Officer


Attest:  _____________________
         Stanley P. Silverstein
         Secretary

                           CERTIFICATE OF CORRECTION

                                    TO THE

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                                 WARNACO INC.

                          __________________________

                   Pursuant to Section 103(f) of the General
                   Corporation Law of the State of Delaware
                          __________________________


                  WARNACO, INC., a Delaware corporation (hereinafter the "Corporation"), does hereby certify as follows:

                  FIRST: On February 10, 1992, the Corporation filed with the Secretary of State a Restated Certificate of Incorporation.

                  SECOND: The Restated Certificate of Incorporation was an inaccurate record of the corporate action therein referred to.

                  THIRD: The Corporation erroneously stated that the Restated Certificate of Incorporation was duly adopted by unanimous written consent of the Board of Directors.

                  FOURTH: Paragraph 4 of the Restated Certificate of Incorporation is hereby corrected to read in its entirety as set forth below:

                  4. This Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation at a meeting held on November 14, 1991, and by written consent of the sole stockholder of the Corporation dated November 14, 1991 in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

                  FIFTH: The foregoing correction was prepared in accordance with the provisions of Section 103(f) of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, this Certificate of Correction has been duly executed this 12th day of February, 1992.


                                          WARNACO INC.

                                          By:______________________________
                                          Name:  Dariush Ashrafi
                                          Title: Senior Vice President and
                                                 Chief Financial Officer
ATTEST:

By:      _____________________
Name:    Stanley P. Silverstein
Title:   Secretary